Exhibit 99.1

Press Release
Trident Microsystems Reports Results for Second Quarter of Fiscal Year 2009
Santa Clara, Calif. – February 2, 2009 — Trident Microsystems, Inc. (NASDAQ: TRID), a leader in high-performance semiconductor system solutions for the multimedia and digital television markets, today announced results for the second quarter of fiscal year 2009, which ended December 31, 2008.
For the second quarter of fiscal year 2009, the company reported net revenues of $19.2 million, compared with net revenues of $34.8 million in the quarter ended September 30, 2008 and $75.0 million reported in the quarter ended December 31, 2007.
GAAP Results
For the second quarter of fiscal year 2009, a net loss of $14.6 million, or a loss of $0.24 per basic share, was recorded on a generally accepted accounting principles (“GAAP”) basis, which included $8.0 million of GAAP adjustments. This compares to a net loss of $18.0 million, or a loss of $0.29 per basic share, in the quarter ended September 30, 2008, which included $14.7 million of GAAP adjustments, and to net income of $7.3 million, or $0.12 per diluted share, in the quarter ended December 31, 2007, which included $12.2 million in GAAP adjustments.
Non-GAAP Results
Non-GAAP net loss for the second quarter of fiscal year 2009 was $6.6 million or a loss of $0.11 per basic share. This compares to a non-GAAP net loss of $3.3 million, or a loss of $0.05 per basic share, in the first quarter of fiscal year 2009 and to net income of $19.4 million, or $0.30 per diluted share, in the second quarter of fiscal year 2008.
A detailed reconciliation between GAAP and non-GAAP net income/loss is provided in a table following the non-GAAP consolidated statements of operations.
“Although our financial performance was consistent with our projections, our business outlook is expected to be substantially lower due to the deteriorating global macroeconomic environment and the absence of major design wins at tier one customers in an increasingly competitive DTV market,” commented Sylvia D. Summers, Trident’s Chief Executive Officer and President.
“Despite our reduced financial outlook, we intend to invest in our future by building upon our core strengths, which include our DTV technology position, best in class engineering team, competitive cost structure and strong balance sheet. In addition, we will continue to look at ways to improve the efficiency of our organization building upon the success of our global restructuring which was executed last quarter. We are encouraged by our design wins at tier two customers and ODMs that have allowed us to validate our technology. However, we realize these wins are not sufficient alone to grow our business. By making investments in our future, it is our objective to reestablish ourselves as a leading player in the DTV space among the tier one OEMs,” added Summers.
Additional Highlights
•	Pro-SX, which integrates H.264, is being tested at a tier-one Korean OEM and several Chinese and European OEMs.

•	Appointed Uri Kreisman as Vice President of Worldwide Operations.

•	Appointed Christophe Chene as Senior Vice President of Worldwide Sales.
Current Outlook
Trident’s outlook for the third quarter of fiscal year 2009, described below, is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially.
Third Quarter Fiscal Year 2009
—	Trident expects net revenues to be in the range of approximately $5 to $6 million.

—	Non-GAAP gross margins are projected to be between 17% to 21%.

—	Non-GAAP operating expenses are projected to be approximately $10 to $11 million for R&D expenses and approximately $5 million for SG&A expenses.

—	Non-GAAP operating loss is projected to be approximately $15 million.

—	Provision for income taxes is projected to be approximately $1 to $2 million.
Use of Non-GAAP Financial Information
To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net income (loss) gives an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, non-GAAP net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for stock-based compensation expense, expenses related to the stock option investigation and related matters, expenses related to software license fees adjustment, amortization of intangible assets from the acquisition of Trident’s Beijing subsidiary and the purchase of the minority interests of Trident’s Taiwan subsidiary (Trident Technologies, Inc.), impairment loss, capital gains and losses and dividend income. A detailed reconciliation between net income (loss) on a GAAP basis and non-GAAP net income (loss) is provided in a table following non-GAAP Consolidated Statements of Operations.

Investor Conference Call
Trident will host a conference call today, February 2, 2009, at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time to discuss these quarterly results. Shareholders may participate in the call by calling 888-679-8037or 617-213-4849 and entering passcode 51635213.
This call is being webcasted by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). A replay of the conference call will be available approximately two hours following the conference call until midnight Pacific Time, on February 9, 2009 and can be accessed by calling 888-286-8010 (domestic) or 617-801-6888 (international) using access code 95954492.
Forward-Looking Information
This press release contains forward-looking statements, including statements regarding financial expectations for the third quarter of fiscal year 2009, the status of the market, our near-term business outlook, our ability to achieve major design wins at tier one customers, our ability to build upon our core strengths, including our technology, engineering team, competitive cost structure and strong balance sheet, and our ability to reestablish ourselves as a leading player in the DTV space among the tier one OEMs. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, the timing of product introductions, the ability to obtain design wins among major OEMs for Trident’s products, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the deteriorating global macroeconomic environment, the increasingly competitive DTV market and our ability to retain key employees. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at www.sec.gov.
About Trident Microsystems, Inc.
Trident Microsystems, Inc., with headquarters in Santa Clara, California, designs, develops and markets integrated circuits, or ICs, and associated software for digital media applications, such as digital television, LCD television, or TV, and digital set-top boxes, or STB. Trident’s products are sold to a network of OEMs, original design manufacturers and system integrators worldwide. For further information about Trident and its products, please consult the Company’s web site: http://www.tridentmicro.com. TRID-IR.
NOTE: Trident is a registered trademark of Trident Microsystems, Inc., HiDTV™, DPTV(TM), SVP(TM) WX, SVP(TM) UX, SVP(TM) PXP and SVP(TM) CX are trademarks of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

For More Information

The Blueshirt Group for Trident Microsystems
Suzanne Craig or Maria Riley
Tel: +1-415-217-7722
Email: Suzanne@blueshirtgroup.com or Maria@blueshirtgroup.com
Web site: http://www.tridentmicro.com

Trident Microsystems, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	September 30,	December 31,
(In thousands)	2008	2008	2007

ASSETS
Current assets
Cash and cash equivalents	$212,194	$229,357	$185,512
Short-term investments	9	741	36,950
Accounts receivable, net	531	1,686	15,747
Inventories	3,648	9,776	12,092
Prepaid expenses and other current assets	11,596	14,145	17,677

Total current assets	227,978	255,705	267,978

Property and equipment, net	23,804	23,120	23,143
Intangible assets, net	5,598	6,798	9,540
Goodwill	1,432	1,432	0
Other assets	10,008	10,416	8,357

Total assets	$268,820	$297,471	$309,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$2,978	$18,120	$13,525
Accrued expenses and other current liabilities	17,787	20,200	21,787
Income taxes payable	15,229	15,537	19,618

Total current liabilities	35,994	53,857	54,930
Long-term income taxes payable	20,103	20,543	21,937
Deferred income tax liabilities	274	274	83

Total liabilities	56,371	74,674	76,950

Stockholders’ equity
Capital stock	216,052	211,930	197,907
(Accumulated deficit) / retained earnings	(3,603)	10,981	36,107
Accumulated other comprehensive loss	—	(114)	(1,946)

Total stockholders’ equity	212,449	222,797	232,068

Total liabilities and stockholders’ equity	$268,820	$297,471	$309,018

Trident Microsystems, Inc.
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2008	2008	2007	2008	2007

Net revenues	$19,215	$34,782	$74,984	$53,997	$163,158
Cost of revenues (1)	13,045	22,707	39,196	$35,752	85,204

Gross profit	6,170	12,075	35,788	18,245	77,954
Gross margin	32.1%	34.7%	47.7%	33.8%	47.8%
Research and development expenses (2)	12,715	13,065	12,039	25,780	24,978
% of net revenues	66.2%	37.6%	16.1%	47.7%	15.3%
Selling, general and administrative expenses	8,465	10,105	13,970	18,570	31,271
% of net revenues	44.1%	29.1%	18.6%	34.4%	19.2%
Restructuring charges	761	—	—	761	—
% of net revenues	4.0%	—	—	1.4%	—

Income (loss) from operations	(15,771)	(11,095)	9,779	(26,866)	21,705
% of net revenues	(82.1)%	(31.9)%	13.0%	(49.8)%	13.3%
Net (loss) on investment in / dividend income from UMC stock	(46)	(8,141)	—	(8,187)	—
Interest and other income, net	2,103	3,128	2,387	5,231	6,079

Income (loss) before income taxes	(13,714)	(16,108)	12,166	(29,822)	27,784
% of net revenues	(71.4)%	(46.3)%	16.2%	(55.2)%	17.0%
Provision for income taxes (3)	870	1,861	4,916	2,731	10,475
% of net revenues	4.5%	5.4%	6.6%	5.1%	6.4%

Net income (loss)	$(14,584)	$(17,969)	$7,250	$(32,553)	$17,309
% of net revenues	(75.9)%	(51.7)%	9.7%	(60.3)%	10.6%

Basic net income (loss) per share	$(0.24)	$(0.29)	$0.12	$(0.53)	$0.30

Common shares used in computing basic per share amounts	61,612	61,152	59,269	61,382	58,617

Diluted net income (loss) per share	$(0.24)	$(0.29)	$0.12	$(0.53)	$0.28

Common and common equivalent shares used in computing diluted per share amounts under GAAP basis	61,612	61,152	62,747	61,382	62,924

(1) & (2) -	During fiscal year ended June 30, 2008, the Company reclassified certain prior period balances from “Research and development expenses” to “Cost of revenues”. These reclassifications did not impact any prior amounts of reported net income (loss), total assets, total liabilities, stockholders’ equity, and results of operations or cash flows. See the reconciliation for such reclassification for the three and six month periods ended December 31, 2007.
Reconciliation for R&D expenses reclassification:

	Three Months Ended	Six Months Ended
	December 31,	December 31,
	2007	2007
Cost of revenues (1):
Balance before reclassification	$38,602	$83,637
Reclassification from research and development	594	1,567

Balance after reclassification	$39,196	$85,204

Research and development expenses (2):
Balance before reclassification	$12,633	$26,545
Reclassification to cost of revenues	(594)	(1,567)

Balance after reclassification	$12,039	$24,978

(3)	Amounts for each quarter ended include the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

Trident Microsystems, Inc.
Non-GAAP Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data)	2008	2008	2007	2008	2007

Net revenues	$19,215	$34,782	$74,984	$53,997	$163,158
Cost of revenues (1)	11,835	20,644	37,570	32,479	81,816

Gross profit	7,380	14,138	37,414	21,518	81,342
Gross margin	38.4%	40.6%	49.9%	39.9%	49.9%
Research and development expenses (2)	10,169	11,721	8,533	21,890	17,543
% of net revenues	52.9%	33.7%	11.4%	40.5%	10.8%
Selling, general and administrative expenses	5,199	6,971	6,144	12,170	13,279
% of net revenues	27.1%	20.0%	8.2%	22.5%	8.1%

Income (loss) from operations	(7,988)	(4,554)	22,737	(12,542)	50,520
% of net revenues	(41.6)%	(13.1)%	30.3%	(23.2)%	31.0%
Interest and other income, net (3)	2,230	3,116	1,628	5,346	3,537

Income (loss) before income taxes	(5,758)	(1,438)	24,365	(7,196)	54,057
% of net revenues	(30.0)%	(4.1)%	32.5%	(13.3)%	33.1%
Provision for income taxes (4)	870	1,861	4,916	2,731	10,475
% of net revenues	4.5%	5.4%	6.6%	5.1%	6.4%

Net income (loss)	(6,628)	(3,299)	19,449	(9,927)	43,582
% of net revenues	(34.5)%	(9.5)%	25.9%	(18.4)%	26.7%

Basic net income (loss) per share	$(0.11)	$(0.05)	$0.33	$(0.16)	$0.74
Common shares used in computing basic per share amounts	61,612	61,152	59,269	61,382	58,617

Diluted net income (loss) per share	$(0.11)	$(0.05)	$0.30	$(0.16)	$0.68
Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis (5)	61,612	61,152	63,988	61,382	64,075

(1) & (2) -	During fiscal year ended June 30, 2008, the Company reclassified certain prior period balances from “Research and development expenses” to “Cost of revenues”. These reclassifications did not impact any prior amounts of reported net income (loss), total assets, total liabilities, stockholders’ equity, and results of operations or cash flows. See the reconciliation for such reclassification for the three and six month periods ended December 31, 2007.
Reconciliation for R&D expenses reclassification:

	Three Months Ended	Six Months Ended
	December 31,	December 31,
	2007	2007
Cost of revenues (1):
Balance before reclassification	$37,067	$80,465
Reclassification from research and development (excluding stock-based compensation expense)	503	1,351

Balance after reclassification	$37,570	$81,816

Research and development expenses (2):
Balance before reclassification	$9,036	$18,894
Reclassification to cost of revenues (excluding stock-based compensation expense)	(503)	(1,351)

Balance after reclassification	$8,533	$17,543

(3)	Amount in the six months ended December 31, 2008 included a $2.6 million foreign currency remeasurement gain related to income taxes payable in foreign jurisdictions, which resulted from the relative strengthening of the U.S. dollar.

(4)	Amounts for each quarter ended include the amortization of foreign taxes associated with intercompany profit on assets remaining within Trident’s group.

(5)	Common and common equivalent shares used to calculate non-GAAP diluted net income per share excluded all the unamortized stock compensation of stock options and restricted shares when determining whether the awards are anti-dilutive. We also excluded unamortized stock compensation from the assumed proceeds under the treasury stock method. Non-GAAP results for the three and six month periods ended December 31, 2007 have been adjusted to reflect such exclusion.

Trident Microsystems, Inc.
A reconciliation between net income on a GAAP basis and a non-GAAP basis is as follows:

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(In thousands, except per share data, unaudited)	2008	2008	2007	2008	2007
GAAP net income (loss)	$(14,584)	$(17,969)	$7,250	$(32,553)	$17,309
Impairment of acquisition-related intangible assets (1)
Cost of revenues	—	383	—	383	—
Selling, general and administrative expenses	—	4	—	4	—

Total impairment of acquisition-related intangible assets	—	387	—	387	—

Amortization of acquisition-related intangible assets (2)
Cost of revenues	1,065	1,106	1,485	2,171	2,971
Selling, general and administrative expenses	134	137	167	271	334

Total amortization of acquisition-related intangible assets	1,199	1,243	1,652	2,442	3,305

Stock-based compensation expense (3)
Cost of revenues	138	155	141	293	417
Research and development	2,736	1,753	3,506	4,489	7,435
Selling, general and administrative expenses	1,054	774	4,756	1,828	10,994

Total stock-based compensation expense	3,928	2,682	8,403	6,610	18,846

Restructuring Charges
Cost of revenues	7	—	—	7	—
Research and development	442	—	—	442	—
Selling, general and administrative expenses	319	—	—	319	—

Total restructuring charges	768	—	—	768	—

Stock options related professional fees — (SG&A) (4)	2,078	2,219	2,903	4,297	6,664

Software license fees — (R&D) (5)	(190)	(409)	—	(599)	—

Prepaid royalties adjustment (6)
Cost of revenues	—	419	—	419	—

Loss/Impairment/Dividend on UMC stock (7)
Loss of sale of UMC stock	46	8,913	—	8,959	—
Impairment loss of UMC stock	—	429	—	429	—
UMC stock dividend income	—	(1,201)	(759)	(1,201)	(2,542)

Total impact on UMC stock	46	8,141	(759)	8,187	(2,542)
Impairment of other investment	127			127
Capital gain on investments, net (8)	—	(12)	—	(12)	—

Non-GAAP net income (loss)	$(6,628)	$(3,299)	$19,449	$(9,927)	$43,582

Basic net income (loss) per share	$(0.11)	$(0.05)	$0.33	$(0.16)	$0.74

Common shares used in computing basic per share amounts	61,612	61,152	59,269	61,382	58,617

Diluted net income (loss) per share	$(0.11)	$(0.05)	$0.30	$(0.16)	$0.68

Common and common equivalent shares used in computing diluted per share amounts under non-GAAP basis	61,612	61,152	63,988	61,382	64,075

(1)	Charges for intangible assets impairment incurred as a result of their carrying value exceeding the fair value. The impaired intangible assets related to acquired Tiside. Management believes that these charges are not directly associated with the Company’s core operating performance.

(2)	Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets from the acquisition of Tiside and the purchase of the minority interests of the Company’s TTI subsidiary. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(3)	Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the non-GAAP financial measures.

(4)	Stock options related professional fees are excluded from the non-GAAP net income (loss) calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance.

(5)	Software license fees represent an adjustment for prior years’ software usage.

(6)	Adjustment incurred to write down existing royalties that the Company prepaid to certain vendors. Management believes that the adjustment is not directly associated with Trident’s core operating performance.

(7)	Management believes that the capital loss on the sale of UMC stock and the dividend income received from UMC are not directly related to the ongoing business and operating performance of Trident. In addition, at September 30, 2008, based on the guidance prescribed in FSPs No. FAS 115-1 and FAS 124-1, The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments, the Company determined that the decline in value of its remaining investment in UMC was other than temporary. As a result, the Company recorded an impairment loss in the first quarter of fiscal year 2009 for this decline in value. The capital loss, dividend income and impairment loss from the investment in UMC have all been excluded from the non-GAAP net loss calculation.

(8)	The capital gain related to cash distribution from one of the Company’s investments. Management believes that such capital gain on the investment is not related to the ongoing business and operating performance of Trident. As such, management believes that it is appropriate to exclude investment related gain from Trident’s non-GAAP financial measures.